Exhibit 4.5


                           AMENDMENT AGREEMENT NO. 3
                           -------------------------

      AMENDMENT AGREEMENT NO. 3, dated as of December 31, 1996 (this "Agreement"), among Chic by H.I.S, Inc. (the "Borrower"), NationsBank, N.A. (f/k/a NationsBank of North Carolina, N.A.), as agent (the "Agent"), and each of the banks party to the Loan Agreement (the "Banks"). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Loan Agreement.

                                    RECITALS
                                    --------

      WHEREAS, the Borrower, the Agent and the Banks are parties to an Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 15, 1994, (as amended on June 8, 1995, and as further amended on February 2, 1996, the "Loan Agreement");

      WHEREAS, the Borrower has requested that the Agent and the Banks consent to an amendment of the Loan Agreement; and

      WHEREAS, the Agent and the Banks have agreed to such amendment of the Loan Agreement on the terms and subject to the conditions contained in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    AMENDMENTS

      1.1 Section 2.06 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

            2.06 Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower only to (a) refinance existing Indebtedness of the Borrower prior to the Closing Date that was incurred pursuant to the Original Agreement; (b) finance the Borrower's working capital and general corporate requirements in the ordinary course of business; and (c) repay the Indebtedness (in whole or in Part) described in Section 8.01(h) hereof, including all accrued interest and any other amounts that may be payable in connection with the repayment of such Indebtedness. Except as permitted in this Section 2.06 or otherwise in this Agreement, in no instance may proceeds be used to reduce debt of Borrower to another lender.

      1.2 Schedule 6.11 to the Loan Agreement is hereby amended by substituting for such schedule revised Schedule 6.11 attached hereto.


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



II.   MISCELLANEOUS

      2.1 The term "Loan Agreement" as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Agreement. Except as herein specifically agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

      2.2 Each of the Borrower, the Agent and the Banks represents and warrants as follows:

           (a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

           (b) This Agreement has been duly executed and delivered by such Person and constitutes such Person's legal, valid, and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditor's rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

            (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

      2.3 The Borrower represents and warrants to the Banks that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement (as amended by this Agreement) are true and correct as of the date hereof and (b) no unwaived event has occurred and is continuing which constitutes a Default or Event of Default.

      2.4 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

      2.5 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.





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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   CHIC BY H.I.S, INC.

                                   By:  /s/ Burton M. Rosenberg
                                       --------------------------------------
                                       Name:  Burton M. Rosenberg
                                       Title: Chief Executive Officer


                                   NATIONSBANK, N.A., in its capacity as
                                   Agent and as a Bank

                                   By:  /s/ E. Phifer Helms
                                       --------------------------------------
                                        Name:  E. PHIFER HELMS
                                             --------------------------------
                                       Title:  Senior Vice-President
                                             --------------------------------


                                   FLEET BANK (f/k/a NATWEST BANK,
                                   N.A.)

                                   By: /s/ George Commander
                                       --------------------------------------
                                       Name:  George Commander
                                             --------------------------------
                                       Title: Senior Vice President
                                             --------------------------------







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



                                 Schedule 6.11


                                  Subsidiaries
                                  ------------



                                                          Jurisdiction of
Name                                                      Incorporation
----                                                      -------------

Henry I. Siegel Company, Inc.                                Delaware
Chic Holdings Corp.                                          Delaware
h.i.s. sportswear GmbH                                       Germany
Chic by H.I.S. Licensing Corporation                         Delaware
h.i.s. Limited                                               Delaware
H.I.S. Kentucky, Inc.                                        Delaware
h.i.s. sportswear Ges.m.b.H                                  Austria
HIS JEANSWEAR AG                                             Switzerland
H.i.s. Czechoslovakia spol.s.r.o.                            Czechoslovakia
9037-7532 Quebec Inc.                                        Quebec, Canada
Chic by H.I.S. de Mexico, S.A. de C.V.                       Mexico
HIS Polska                                                   Poland







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